UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 13, 2005

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 13, 2005, the Board of Directors of MTI Technology Corporation (the “Company”) approved paying an annual fee of $5,000 to the chairpersons of each of the standing committees of the Company’s Board of Directors (i.e., the Audit Committee, the Compensation Committee and the Nominating Committee) and paying an annual fee of $2,500 to the members of the Nominating Committee (including the chairperson). Prior to these changes, only the chairperson of the Audit Committee received the annual fee of $5,000 and the members of the Nominating Committee did not receive a fee for their service in that capacity. The other compensation arrangements the Company has with the members of its Board of Directors were not changed. A summary of the compensation arrangements the Company currently has with its directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Summary of Director Compensation Arrangements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: October 19, 2005	By:	/s/ Scott Poteracki
Scott Poteracki
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Summary of Director Compensation Arrangements.